Exhibit 99.1

news release

Ovintiv Strengthens Portfolio with Core Oil-Rich Montney Asset Acquisition

Transaction to Significantly Expand Existing Montney Premium Oil Inventory,

Company to Exit Uinta Basin with Asset Sale

Highlights:

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Agreement reached to acquire approximately 109,000 net acres and approximately 70 thousand barrels of oil equivalent per day (“MBOE/d”) in the core of the Alberta Montney for $2.377 billion (C$3.325 billion)

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Acquisition will add approximately 900 total net well locations, including approximately 600 premium(1) return well locations and approximately 300 upside locations, extending premium Montney oil and condensate inventory life to approximately 15 years

•	Expanded access to additional midstream and downstream infrastructure will enable future oil growth optionality

•	Agreement reached to divest Uinta assets for proceeds of $2.0 billion

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Combined transactions are immediately and long-term accretive across all key financial metrics, 2025 Non-GAAP Free Cash Flow expected to increase by approximately $300 million(2) at current commodity strip pricing

•	Annual cost synergies from the combined transactions are expected to total approximately $125 million(2)

•	Commitment to investment grade balance sheet maintained, ratings agencies expected to affirm investment grade rating and stable outlook

•	Non-GAAP Net Debt of approximately $5.65 billion, as of October 31, 2024

DENVER, November 14, 2024 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) today announced it has entered into a definitive purchase agreement to acquire certain Montney assets (the “assets”) from Paramount Resources Ltd. (“Paramount”), in an all-cash transaction valued at approximately $2.377 billion (C$3.325 billion). Upon closing, the acquisition will add approximately 70 MBOE/d of production (approximately 25 Mbbls/d of oil and condensate), 900 net 10,000 foot equivalent well locations, and approximately 109,000 net acres (approximately 80% undeveloped), in the core of the oil-rich Alberta Montney. The assets are strategically located near the Company’s current operations and have access to midstream infrastructure with available capacity. The transaction has been unanimously approved by Ovintiv’s Board of Directors.

“We are acquiring top decile rate of return assets in the heart of the Montney oil window,” said Ovintiv President and CEO, Brendan McCracken. “This acquisition is the targeted result of our in-depth technical and commercial analysis of the basin to identify the highest value undeveloped oil resource. The acquired assets have demonstrated leading well performance and are a natural fit with our operating advantage and our existing acreage. The assets come with ample midstream capacity, unlocking optionality for mid-single digit growth in our Montney oil and condensate volumes. The Montney is the second largest undeveloped oil resource in North America, and with this acquisition, we have solidified our position as the premier operator in the play.”

Ovintiv has also entered into a definitive agreement to sell substantially all its Uinta Basin assets located in Utah, to FourPoint Resources, LLC, for total cash proceeds of approximately $2.0 billion.

The Company expects the combined transactions to increase 2025 Non-GAAP Free Cash Flow by approximately $300 million, driving 2025 Non-GAAP Free Cash Flow per share approximately 20% higher than previously expected.

“The combined transactions advance our durable returns strategy,” continued McCracken. “We are high grading our portfolio, significantly increasing free cash flow, and enhancing our resiliency, enabling us to build on our track record of strong shareholder returns.”

The Montney acquisition is expected to be funded through a combination of cash proceeds received from the pending sale of the Uinta assets, cash on hand, as well as borrowings under the Company’s credit facility and/or temporary financing.

1)	Premium return well locations defined as generating a greater than 35% internal rate of return at $55/bbl WTI oil and $2.75/MMBtu NYMEX natural gas prices.
2)	Assumes both the acquisition and the disposition close on January 1, 2025.

Ovintiv has received fully committed bridge financing from JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc.

The Company has temporarily paused its share buyback program until the cash borrowed under the temporary financing, totalling approximately $377 million, has been recovered. This represents the net difference between the purchase price for the Montney assets and the expected divestiture proceeds from the Uinta assets. In the fourth quarter, approximately $181 million has been redirected to debt reduction from the buyback pause. Ovintiv estimates that share buybacks will resume in the second quarter of 2025. The Company’s bolt-on acquisition activity has effectively been paused until the share buyback program has resumed. The base dividend is expected to remain unchanged.

Combined Transaction Overview:

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Immediately Accretive – The combined transactions are expected to be immediately and long-term accretive across key operational and financial metrics including Return on Capital Employed, Non-GAAP Cash Flow Per Share, and Non-GAAP Free Cash Flow Per Share.

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Increases Montney Scale and Extends Inventory Life – The Montney transaction will expand Ovintiv’s premium oil and condensate inventory in the play to approximately 15 years with the addition of approximately 600 premium return locations, acquired for less than $1 million each, and approximately 300 upside locations. Ovintiv’s core land position in the Montney is expected to increase to approximately 369 thousand net acres. At closing, the Company’s pro forma Montney oil and condensate production is expected to be approximately 55 Mbbls/d.

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Synergies – The combined transactions are expected to generate cost synergies of approximately $125 million annually, comprised primarily of well cost savings, overhead reductions and Canadian cash tax savings. Per well cost savings are estimated at greater than $1.5 million across the acquired assets, consistent with Ovintiv’s current Montney well costs of about $550 per foot, resulting from optimized operations and economies of scale.

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Streamlines Portfolio and Operations – Following the transactions, Ovintiv’s portfolio will consist of anchor positions in the Montney and Permian, supported by the strong operating cash flows generated from its low decline, multi-product Anadarko asset. As part of the Montney transaction, ownership of Ovintiv’s Horn River asset, located in British Columbia, will be transferred to Paramount and ownership of Paramount’s Zama asset, located in Alberta, will be transferred to Ovintiv.

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Maintains Strong Balance Sheet – Ovintiv’s leverage metrics are expected to remain strong. As of October 31st, the Company’s Non-GAAP Net Debt was $5.65 billion, approximately $220 million less than the end of the third quarter. Going forward, Ovintiv will continue to steward towards $4.0 billion of total debt. The Company remains committed to an investment grade balance sheet and expects the ratings agencies to affirm its investment grade rating and stable outlook.

Refer to Note 1 for information regarding Non-GAAP Measures in this release.

Pro Forma Montney Position expected at closing:

	Ovintiv Standalone	Acquisition	Pro Forma
Core Acreage (000s of net acres)	260	109	369
Oil & C5+ Production (Mbbls/d)	30	25	55
Total Production (MBOE/d)	240	70	310
Assumes transaction closes in Q1 2025

Uinta Disposition

Ovintiv has entered into a definitive agreement to sell substantially all its Uinta Basin assets for total cash proceeds of approximately $2.0 billion. The divestiture includes approximately 126 thousand net acres of largely undeveloped land. Ovintiv’s third quarter 2024 Uinta oil and condensate production was approximately 29 Mbbls/d.

McCracken added, “The sale of our Uinta position is aligned with our track record of unlocking significant value from our assets while focusing our portfolio and extending inventory runway in our core areas. We are grateful for the hard work and dedication of our Uinta team.”

2025 Outlook(2)

Following the closing of the transactions, Ovintiv plans to run an average of three rigs across its combined Montney acreage, five rigs on its Permian acreage and one to two rigs on its Anadarko acreage. Approximately 85% to 90% of 2025 total capital is expected to be allocated to the Permian and the Montney. The Company expects to deliver 2025 total average oil and condensate production volumes of approximately 205 Mbbls/d and total volumes of approximately 620 MBOE/d, with capital investment of approximately $2.2 billion, or about $100 million less than previously expected.

Timing and Approvals

The effective date of the acquisition of the Montney assets and the Uinta disposition is October 1, 2024. The transactions, which are expected to close by the end of the first quarter of 2025, are subject to the satisfaction of customary closing conditions and customary closing adjustments.

Advisors

J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are serving as financial advisors to Ovintiv on the Montney transaction and Jefferies LLC (lead) and BofA Securities, Inc. are serving as financial advisors on the Uinta transaction. Blake, Cassels & Graydon LLP is serving as Ovintiv’s legal counsel on the Montney transaction, Kirkland & Ellis LLP is serving as Ovintiv’s legal counsel on the Uinta sale and Gibson, Dunn & Crutcher LLP is serving as Ovintiv’s legal counsel on financing matters related to the transactions.

Conference Call Information

A conference call and webcast to discuss the transactions will be held on November 14, 2024, at 6:30 a.m. MT (8:30 a.m. ET).

To join the conference call without operator assistance, you may register and enter your phone number at https://emportal.ink/3CoCWXD to receive an instant automated call back. You can also dial direct to be entered to the call by an Operator. Please dial 888-510-2154 (toll-free in North America) or 437-900-0527 (international) approximately 15 minutes prior to the call.

The live audio webcast of the conference call, including presentation slides, will be available on Ovintiv’s website, www.ovintiv.com under Investors/Presentations and Events. The webcast will be archived for approximately 90 days.

Important information

Unless otherwise noted, Ovintiv reports in U.S. dollars and production and sales estimates are reported on an after-royalties basis. Unless otherwise specified or the context otherwise requires, references to Ovintiv or to the Company includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

NI 51-101 Exemption

The Canadian securities regulatory authorities have issued a decision document (the “Decision”) granting Ovintiv exemptive relief from the requirements contained in Canada’s National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). As a result of the Decision, and provided that certain conditions set out in the Decision are met on an on-going basis, Ovintiv will not be required to comply with the Canadian requirements of NI 51-101 and the Canadian Oil and Gas Evaluation Handbook. The Decision permits Ovintiv to provide disclosure in respect of its oil and gas activities in the form permitted by, and in accordance with, the legal requirements imposed by the U.S. Securities and Exchange Commission (“SEC”), the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules of the NYSE. The Decision also provides that Ovintiv is required to file all such oil and gas disclosures with the Canadian securities regulatory authorities on www.sedarplus.ca as soon as practicable after such disclosure is filed with the SEC.

NOTE 1: Non-GAAP Measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

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Non-GAAP Cash Flow and Non-GAAP Cash Flow per Share are non-GAAP measures. Non-GAAP Cash Flow is defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital. Non-GAAP Cash Flow per Share is Non-GAAP Cash Flow divided by the weighted average number of shares of common stock outstanding.

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Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow per Share are non-GAAP measures. Non-GAAP Free Cash Flow is defined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures. Non-GAAP Free Cash Flow per Share is Non-GAAP Free Cash Flow divided by the weighted average number of shares of common stock outstanding. Forecasted Non-GAAP Free Cash Flow assumes forecasted Non-GAAP Cash Flow based on price sensitivity of $67 WTI, $3.15 NYMEX and ($1.50) AECO differential. The scenario utilizes the midpoint of the expected asset production and capital. Due to its forward-looking nature, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure, such as changes in operating assets and liabilities. Accordingly, Ovintiv is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measure. Amounts excluded from this non-GAAP measure in future periods could be significant.

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Net Debt is a non-GAAP measure defined as long-term debt, including the current portion, less cash and cash equivalents. At October 31, 2024, Net Debt of $5.65 billion comprised long-term debt of approximately $5.89 billion, less cash and cash equivalents of approximately $240 million.

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Return on Capital Employed (ROCE) is a non-GAAP measure. ROCE is defined as Adjusted Earnings divided by Capital Employed. Adjusted Earnings is defined as trailing 12-month Non-GAAP Adjusted Earnings plus after-tax interest expense. Non-GAAP Adjusted Earnings is defined as Net Earnings (Loss) excluding non-cash items that management believes reduces the comparability of the Company’s financial performance between periods. These items may include, but are not limited to, unrealized gains/losses on risk management, impairments, non-operating foreign exchange gains/losses, and gains/losses on divestitures. Income taxes includes adjustments to normalize the effect of income taxes calculated using the estimated annual effective income tax rate. In addition, any valuation allowances are excluded in the calculation of income taxes. Capital Employed is defined as average debt plus average shareholders’ equity.

ADVISORY REGARDING OIL AND GAS INFORMATION – The conversion of natural gas volumes to barrels of oil equivalent (“BOE”) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation. The term “liquids” is used to represent oil, NGLs and condensate. The term “condensate” refers to plant condensate.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company, including timing and expected benefits of the acquisition, timing of the disposition and expected 2025 guidance, are forward-looking statements. When used in this news release, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology is intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Readers are cautioned against unduly relying on forward-looking statements, which are based on current expectations and, by their nature, involve numerous assumptions that are subject to both known and unknown risks and uncertainties (many of which are beyond our control) that may cause such statements not to occur, or actual results to differ materially and/or adversely from those expressed or implied. These assumptions include, without limitation: future commodity prices and basis differentials; the Company’s ability to consummate any pending acquisition or divestment transactions (including the transactions described herein); the ability of the Company to access credit facilities, debt and equity markets and other sources of liquidity to fund operations or acquisitions and manage debt; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company’s ability to capture and maintain gains in productivity and efficiency; the ability for the Company to generate cash returns and execute on its share buyback plan; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment; and projections made in light of, and generally consistent with, the Company’s historical experience and its perception of historical industry trends; and the other assumptions contained herein. Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. Unless otherwise stated herein, all statements, including forward looking statements, contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly, revise or keep current any such statements The forward-looking statements contained in this news release and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

The reader should carefully read the risk factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

SOURCE: Ovintiv Inc.